UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 13, 2006
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	1-143	38-0572515

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (313) 556-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
On Friday, January 13, 2006 General Motors Corporation issued forward looking information relating to their financial objectives for 2006. The press release is as follows and the presentations are attached as Exhibit 99.1.

General Motors	GM Communications
media.gm.com
For Release:
Friday, Jan. 13, 2006
GM Expects Improved Financial Performance in 2006
North American Turnaround Is Top Priority
Further Structural Cost Targets Established
DETROIT — General Motors Corp. (NYSE: GM) Chairman and Chief Executive Officer Rick Wagoner today said the company is moving rapidly to implement its North American turnaround plan in order to improve GM’s financial performance in 2006 and transform the company for long-term success.
In a meeting with securities analysts here today, Wagoner said the top priority for the company is to return GM’s North American operations to profitability and positive cash flow as quickly as possible.
“We continue to explore ways to strengthen our liquidity, and we know the most obvious way is to get our North American automotive operations back to generating positive cash flow,” Wagoner said. “And we will continue to pursue other opportunities as well.
“Our primary focus in North America this year is to fully and rapidly implement our turnaround plan, which focuses on the areas that can quickly improve our results and, just as important, fundamentally enhance our long-term competitiveness,” Wagoner said. “We expect to see improved results in 2006 and further progress in 2007.”
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A key element of GM’s turnaround strategy is delivering great cars and trucks. Over the next two years, GM will rapidly revitalize its product portfolio with new full-sized sport utility vehicles and pick-up trucks, additional crossover vehicles, and a significantly expanded line-up for Saturn.
Revitalized Product Portfolio
In 2006, approximately 29 percent of GM’s North American sales volume is expected to come from recently launched cars and trucks, as well as upcoming new entries such as the Chevrolet Tahoe, Saturn Sky, GMC Yukon, Cadillac Escalade, and Saturn Aura. By 2007, GM expects more than 30 percent of GM’s sales volume to come from these new vehicles.
“As we demonstrated at the Detroit auto show this week, GM is committed to bringing out great cars and trucks,” Wagoner said. “The Chevy Camaro concept car, which was picked as best concept car for the auto show, and the new Saturn Vue hybrid vehicle are but two examples of the strength and mission of our design and engineering team.”
In addition to launching many exciting cars and trucks, GM also is refining its sales and marketing strategy by moving to simple, more compelling pricing.
“Earlier this week we announced the next big step in our ‘Total Value Promise’ marketing strategy by reducing the sticker prices on all Chevrolet models as well as many other GM vehicles,” Wagoner said. “This move is designed to highlight the fact that we’re offering customers an extremely compelling model line up at great every day prices. This will enhance the image of our brands, drive traffic into dealer showrooms and raise awareness of the inherent quality and value of our vehicles.”
GM also is moving aggressively to implement the company’s previously announced plan to reduce ongoing structural costs by $6 billion a year by the end of 2006 and
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further reduce material costs by $1 billion. The key elements of the structural cost reduction include the historic health-care agreement with the United Auto Workers union, the capacity utilization initiatives that GM announced late last year, and additional cost efficiencies in most other areas of the business including engineering, advertising, salaried employment levels and benefits and indirect material costs. Of the $6 billion already identified, GM expects to realize approximately $4 billion in savings in 2006 as the initiatives are implemented throughout this year.
“Everyone at GM is focused on executing our plan to realize the structural and material cost reductions this year, and achieve additional cost reductions in 2007,” Wagoner said.
Aggressive Cost Reduction Targets Established
Beyond the $6 billion in cost reductions planned for 2006, GM announced today the next phase in its strategy aimed at driving down global automotive structural costs. GM is now targeting to reduce structural costs as a percent of revenue to 25 percent in 2010 from the current level of about 34 percent on a global basis.
“This would significantly enhance GM’s earnings power and financial flexibility, and reduce our business risk,” Wagoner said. “We’re expecting a big improvement in this metric in 2006, and we are finalizing plans to achieve this 25 percent target by the end of the decade. Key initiatives to achieving this objective include the further globalization of product development and other key functions, achieving full capacity utilization, leveraging global vehicle architectures and powertrains, and achieving further progress in our legacy cost disadvantage.”
Other Automotive Regions
GM expects another record year for global auto industry sales in 2006, driven by growth in the Asia-Pacific region. In 2006, GM plans to take full advantage of its strong position in China, continue to leverage its capabilities at GM Daewoo, and execute the turnaround at GM’s Holden unit in Australia. In Europe, GM expects
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continued progress this year, reflecting a stronger product portfolio and the full-year impact of restructuring efforts. And in the Latin America/Africa/Mid-East region, GM plans to further leverage its position in South Africa and accelerate the turnaround program at GM Brazil.
General Motors Acceptance Corp. (GMAC) also is expected to post solid results in both 2005 and 2006 despite a challenging credit rating environment. GMAC continues to have a strong liquidity position with approximately $20 billion in cash at the end of 2005 and continued access to alternative funding sources such as automotive whole loan sales.
GM continues to explore the possible sale of a controlling interest in GMAC to a strategic partner with the goal of restoring GMAC’s investment-grade credit rating while retaining GMAC’s strategic financial services support to GM’s global vehicle sales operations.
GM also announced that its U.S. hourly and salaried pension plans were approximately $6 billion overfunded at the end of 2005 on a FAS-87 accounting basis largely as a result of preliminary asset returns of 13 percent in 2005. For 2006, GM’s assumed rate of return on assets in its U.S. hourly and salaried pension plans remains unchanged at 9 percent from the previous year. The discount rate used at the end of 2005 to measure GM’s U.S. pension plan obligations is currently estimated at 5.55 percent, down from 5.75 percent at the end of 2004, and the discount rate for Other Post Employment Benefit (OPEB) obligations is currently estimated at 5.30 percent, down from 5.75 percent at the end of 2004.
Given several key uncertainties that GM is currently addressing, including Delphi matters, the potential sale of an equity stake in GMAC, and the timing of implementing the landmark health-care agreement with the UAW, GM is not providing 2006 financial guidance at this time.
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A taped replay of GM’s call with securities analysts will be made available from 11:30 a.m. EST on January 13 until 11:30 a.m. EST on January 17. To access the taped replay, dial 800-633-8284 (402-977-9140 for international access) and enter reservation number 21275621 to access the taped replay. The charts used by GM and GMAC management in their presentations will be available live via a hot link in GM Media Online at http://media.gm.com, or directly at http://investor.gm.com under the “Calendar/Events” section. Presentation materials will also be retained for a limited time under “Recent Events” in the “Calendar/Events” section at these online sites.
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Forward-looking Statements
In this press release and in related comments by General Motors’ and General Motors Acceptance Corporation’s management, the use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements in this press release and in related comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.
While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GM’s actual results may differ materially due to numerous important factors that are described in GM’s most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: the ability of GM to realize production efficiencies, to achieve reductions in costs as a result of the turnaround restructuring and health care cost reductions and to implement capital expenditures at levels and times planned by management; the pace of product introductions; market acceptance of the corporation’s new products; significant changes in the competitive environment and the effect of competition in the corporation’s markets, including on the corporation’s pricing policies; our ability to maintain adequate financing sources and an appropriate level of debt; restrictions on GMAC’s and Residential Capital Corporation (ResCap)’s ability to pay dividends and prepay subordinated debt obligations to us; changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates; costs and risks associated with litigation; the final results of investigations by the SEC; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in relations with unions and employees/retirees and the legal interpretations of the agreements with those unions with regard to employees/retirees; labor strikes or work stoppages at GM or at key suppliers such as Delphi Corp.; additional credit rating downgrades; the impact of a potential sale or other extraordinary transaction involving GMAC on the results of GM’s and GMAC’s operations and liquidity; other factors impacting financing and insurance operating
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segments’ results of operations and financial condition such as credit ratings, adequate access to the market, changes in the residual value of off-lease vehicles, changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate, and changes in our contractual servicing rights; shortages of and price increases for fuel; and changes in economic conditions, commodity prices, currency exchange rates or political stability in the markets in which we operate.
In addition, GMAC’s actual results may differ materially due to numerous important factors that are described in GMAC’s most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: the ability of GM, to complete a transaction with a strategic investor regarding a controlling interest in GMAC while maintaining a significant stake in GMAC, securing separate credit ratings and low cost funding to sustain growth for GMAC and ResCap and maintaining the mutually beneficial relationship between GMAC and GM; significant changes in the competitive environment and the effect of competition in the corporation’s markets, including on the corporation’s pricing policies; our ability to maintain adequate financing sources; our ability to maintain an appropriate level of debt; the profitability and financial condition of GM, including changes in production or sales of GM vehicles, risks based on GM’s contingent benefit guarantees and the possibility of labor strikes or work stoppages at GM or at key suppliers such as Delphi Corp.; funding obligations under GM and its subsidiaries’ qualified U.S. defined benefits pension plans; restrictions on ResCap’s ability to pay dividends and prepay subordinated debt obligations to us; changes in the residual value of off-lease vehicles; changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; changes in our contractual servicing rights; costs and risks associated with litigation; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of GMAC or GM; the threat of natural calamities; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations.
Investors are cautioned not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.
Use of the term “loans” describes products associated with direct and indirect lending activities of GMAC’s global operations. The specific products include retail installment sales contracts, loans, lines of credit, leases or other financing products. The term “originate” refers to GMAC’s purchase, acquisition or direct origination of various “loan” products.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description	Method of Filing

99.1	Presentations by:
R. Wagoner
M. LaNeve
G. White
	E. Feldstein	Attached as Exhibit
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION

(Registrant)

Date: January 13, 2006	By:	/s/PETER R. BIBLE

(Peter R. Bible, Chief Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description

99.1	Presentations by: R. Wagoner, M. LaNeve, G. White& E. Feldstein